WELLS FARGO & COMPANY 8-K

Exhibit 4.7

[Face of Note]

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001HE31	FACE AMOUNT: $____________
REGISTERED NO. __

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES A

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks

due March 31, 2021

            WELLS FARGO FINANCE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under and as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date.  The “Initial Stated Maturity Date“ shall be March 31, 2021.  If the Calculation Day (as defined below) is not postponed for any Basket Component (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.”  If the Calculation Day is postponed for any Basket Component, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) three Business Days (as defined below) after the last Calculation Day as postponed.  This Security shall not bear any interest.

            Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

            “Face Amount“ shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Maturity Payment Amount

            The “Maturity Payment Amount” of this Security will equal:

●	if the Ending Price is greater than the Starting Price: the Face Amount plus the lesser of:

(i)

(ii)	the Maximum Return;

●	if the Ending Price is less than or equal to the Starting Price: the Face Amount minus:

All calculations with respect to the Maturity Payment Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Maturity Payment Amount will be rounded to the nearest cent, with one-half cent rounded upward.

            The “Basket” shall mean a basket comprised of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically:  the common stock of Citigroup Inc. (1/3); the common stock of Morgan Stanley (1/3); and the common stock of JPMorgan Chase & Co. (1/3).

            “Basket Component” shall mean each of the common stock of Citigroup Inc., the common stock of Morgan Stanley and the common stock of JPMorgan Chase & Co.

            “Basket Component Issuer” shall mean the issuer of each Basket Component.

            The “Pricing Date” shall mean January 28, 2020.

            The “Starting Price” is 100.

           The “Ending Price” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 1/3 of the Component Return of the common stock of Citigroup Inc.; (B) 1/3 of the Component Return of the common stock of Morgan Stanley; and (C) 1/3 of the Component Return of the common stock of JPMorgan Chase & Co.

            The “Component Return” of a Basket Component will be equal to:

Final Component Price – Initial Component Price

Initial Component Price

where,

●	the “Initial Component Price” is the Stock Closing Price of such Basket Component on the Pricing Date, as set forth below; and

●	the “Final Component Price” will be the Stock Closing Price of such Basket Component on the Calculation Day.

The Initial Component Prices of the Basket Components are as follows: the common stock of Citigroup Inc. ($77.24); the common stock of Morgan Stanley ($54.02); and the common stock of JPMorgan Chase & Co. ($134.43).

            The “Maximum Return” is 21.90% of the Face Amount of this Security.

            The “Participation Rate” is 300%

            The “Stock Closing Price” with respect to each Basket Component on any Trading Day, means the product of the Closing Price of such Basket Component and the Adjustment Factor for such Basket Component, each on such Trading Day.

            The “Adjustment Factor“ for each Basket Component is initially 1.0.  The Adjustment Factor for each Basket Component will remain constant for the term of this Security, subject to adjustment for certain corporate events relating to the applicable Basket Component Issuer as set forth below under “—Adjustment Events.”

            “Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

            The “Calculation Day” shall be March 26, 2021.  If such day is not a Trading Day with respect to any Basket Component, the Calculation Day for each Basket Component will be postponed to the next succeeding day that is a Trading Day with respect to each Basket Component.  The Calculation Day for a Basket Component is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below) with respect to such Basket Component. If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the Calculation Day, then the Calculation Day for such Basket Component will be postponed to the first succeeding Trading Day for such Basket Component on which a Market Disruption Event for such Basket Component has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Basket Component after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Basket Component.  If the Calculation Day has been postponed eight Trading Days for a Basket Component after the originally scheduled Calculation

Day and a Market Disruption Event occurs or is continuing with respect to such Basket Component on such eighth Trading Day, the Calculation Agent will determine the Closing Price (as defined below) of such Basket Component on such eighth Trading Day by using its good faith estimate of the Closing Price that would have prevailed for such Basket Component on such day.  Notwithstanding the postponement of the Calculation Day for a Basket Component due to a Market Disruption Event with respect to such Basket Component on such Calculation Day, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by a Market Disruption Event on such day.  See “—Market Disruption Events.”

            “Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 18, 2018 between the Company and the Calculation Agent, as amended from time to time.

            “Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement.  The initial Calculation Agent shall be Wells Fargo Securities, LLC.  Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions

A “Trading Day” with respect to a Basket Component means a day, as determined by the Calculation Agent, on which trading is generally conducted on the principal trading market for such Basket Component (as determined by the Calculation Agent, in  its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “Closing Price” for one share of a Basket Component (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

●

if such Basket Component (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Component (or any such other security) is listed or admitted to trading; or

●

if such Basket Component (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Basket Component (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Component (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the official closing price or the last reported sale price, as applicable, for such Basket Component (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price per share for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid price for such Basket Component (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

Market Disruption Events

A “Market Disruption Event,” with respect to a Basket Component, means the occurrence or existence of any of the following events:

●

a suspension, absence or material limitation of trading in such Basket Component on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion;

●

a suspension, absence or material limitation of trading in option or futures contracts relating to such Basket Component, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion;

●

such Basket Component does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Basket Component, as determined by the Calculation Agent in its sole discretion; or

●

any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of its affiliates to unwind all or a material portion of a hedge with respect to this Security that the Company or its affiliates have effected or may effect.

The following events will not be a Market Disruption Event with respect to a Basket Component:

●

a limitation on the hours or number of days of trading in such Basket Component in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

●	a decision to permanently discontinue trading in the option or futures contracts relating to such Basket Component.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Basket Component or option or futures contracts relating to such Basket Component, as applicable, by reason of any of:

●	a price change exceeding limits set by that market;

●	an imbalance of orders relating to such Basket Component or those contracts; or

●	a disparity in bid and asked quotes relating to such Basket Component or those contracts will constitute a “suspension, absence or material limitation of trading” in such Basket Component or those contracts, as the case may be, in the applicable market.

Adjustment Events

The Adjustment Factor for each Basket Component is initially 1.0. However, the Adjustment Factor for each Basket Component is subject to adjustment by the Calculation Agent as a result of the dilution and reorganization events described in this section.

How adjustments will be made

If one of the events described below occurs with respect to a Basket Component and the Calculation Agent determines that the event has a dilutive or concentrative effect on the market price of such Basket Component, the Calculation Agent will calculate a corresponding adjustment to the Adjustment Factor for such Basket Component as the Calculation Agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the Adjustment Factor for such Basket Component will be adjusted by the Calculation Agent by multiplying the existing Adjustment Factor by a fraction whose numerator is the number of shares of such Basket Component outstanding immediately after the stock split and whose denominator is the number of shares of such Basket Component outstanding immediately prior to the stock split. Consequently, the Adjustment Factor for such Basket Component will be adjusted to double the prior Adjustment Factor, due to the corresponding decrease in the market price of such Basket Component.  Adjustments to the Adjustment Factor for a Basket Component will be made for events with an effective date or Ex-Dividend Date (as defined below), as applicable, from but excluding the Pricing Date to and including the Calculation Day for such Basket Component (the “Adjustment Period”).

The Calculation Agent will also determine the effective date of that adjustment, and the replacement of a Basket Component, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Basket Component Issuer. Upon making any such adjustment, the Calculation Agent will give notice as soon as practicable to the Trustee and the Paying Agent, stating the adjustment to the Adjustment Factor of such Basket Component. The Calculation Agent will not be required to make any adjustments to the Adjustment Factor for purposes of calculating the Stock Closing Price for the Calculation Day after the close of business on the Calculation Day. In no event, however, will an antidilution adjustment to the Adjustment

Factor of a Basket Component during the term of this Security be deemed to change the Face Amount of this Security.

If more than one event requiring adjustment occurs with respect to a Basket Component, the Calculation Agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the Calculation Agent will adjust the Adjustment Factor for such Basket Component for the second event, applying the required adjustment to the Adjustment Factor for such Basket Component as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the Calculation Agent will not have to adjust the Adjustment Factor for a Basket Component unless the adjustment would result in a change to the Adjustment Factor of such Basket Component then in effect of at least 0.10%. The Adjustment Factor of such Basket Component resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs with respect to a Basket Component, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the Holder of this Security relative to this Security that results solely from that event. The Calculation Agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The Calculation Agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to a Basket Component, as to the nature of the adjustment required for such Basket Component and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below), and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on the Holder of this Security and the Company, without any liability on the part of the Calculation Agent.  The Holder of this Security will not be entitled to any compensation from the Company for any loss suffered as a result of any of these determinations by the Calculation Agent. The Calculation Agent will provide information about the adjustments that it makes upon the written request of the Holder of this Security.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by a Basket Component Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Basket Component Issuer, as determined by the Calculation Agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by a Basket Component Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for a Basket Component by the Basket Component Issuer of such Basket Component or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Basket Component is subject to a stock split or a reverse stock split, then once the split has become effective the Calculation Agent will adjust the Adjustment Factor for such Basket Component to equal the product of the prior Adjustment Factor of such Basket Component and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Component.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a Basket Component is subject to a stock dividend payable in shares of such Basket Component that is given ratably to all holders of shares of such Basket Component, then once the dividend has become effective the Calculation Agent will adjust the Adjustment Factor for such Basket Component on the Ex-Dividend Date to equal the sum of the prior Adjustment Factor for such Basket Component and the product of:

●	the number of shares issued with respect to one share of such Basket Component, and

●	the prior Adjustment Factor for such Basket Component.

The “Ex-Dividend Date” for any dividend or other distribution is the first day on and after which such Basket Component trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The Adjustment Factor for a Basket Component will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Basket Component, other than:

●	stock dividends described above,

●	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

●	distributions that are spin-off events described in “ —Reorganization Events” below, and

●	Extraordinary Dividends described below.

An “Extraordinary Dividend” means each of (a) the full amount per share of a Basket Component of any cash dividend or special dividend or distribution that is identified by the applicable Basket Component Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Basket Component Issuer as an extraordinary or special dividend or distribution) distributed per share of such Basket Component over the immediately preceding cash dividend or other cash distribution, if any, per share of such Basket Component that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described herein, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the Closing Price of such Basket Component on the Trading Day preceding the Ex-Dividend Date for the payment of such cash dividend or other cash distribution (such Closing Price, the “Extraordinary Dividend Base Closing Price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Basket Component (excluding Marketable Securities, as defined below).

If a Basket Component is subject to an Extraordinary Dividend, then once the Extraordinary Dividend has become effective the Calculation Agent will adjust the Adjustment Factor for such Basket Component on the Ex-Dividend Date to equal the product of:

●	the prior Adjustment Factor for such Basket Component, and

●

a fraction, the numerator of which is the Extraordinary Dividend Base Closing Price of such Basket Component on the Trading Day preceding the Ex-Dividend Date and the denominator of which is the amount by which the Extraordinary Dividend Base Closing Price of such Basket Component on the Trading Day preceding the Ex-Dividend Date exceeds the Extraordinary Dividend.

Notwithstanding anything herein, the initiation by a Basket Component Issuer of an ordinary dividend on such Basket Component or any announced increase in the ordinary dividend on such Basket Component will not constitute an Extraordinary Dividend requiring an adjustment.

To the extent an Extraordinary Dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the Calculation Agent, in its sole discretion. A distribution on a Basket Component that is a dividend payable in shares of such Basket Component, an issuance of rights or warrants or a spin-off event and also an Extraordinary Dividend will result in an adjustment to the number of shares of such Basket Component only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If a Basket Component Issuer issues transferable rights or warrants to all holders of such Basket Component to subscribe for or purchase such Basket Component at an exercise price per share that is less than the Closing Price of such Basket Component on the Trading Day before the

Ex-Dividend Date for the issuance, then the Adjustment Factor for such Basket Component will be adjusted to equal the product of:

●	the prior Adjustment Factor for such Basket Component, and

●

a fraction, (1) the numerator of which will be the number of shares of such Basket Component outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Basket Component offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Basket Component outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Basket Component (referred to herein as the “Additional Shares”) that the aggregate offering price of the total number of shares of such Basket Component so offered for subscription or purchase pursuant to the rights or warrants would purchase at the Closing Price on the Trading Day before the Ex-Dividend Date for the issuance.

The number of Additional Shares will be equal to:

●

the product of (1) the total number of additional shares of such Basket Component offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

●	the Closing Price of such Basket Component on the Trading Day before the Ex-Dividend Date for the issuance.

If the number of shares of such Basket Component actually delivered in respect of the rights or warrants differs from the number of shares of such Basket Component offered in respect of the rights or warrants, then the Adjustment Factor for such Basket Component will promptly be readjusted to the Adjustment Factor for such Basket Component that would have been in effect had the adjustment been made on the basis of the number of shares of such Basket Component actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a “Reorganization Event” with respect to a Basket Component:

●	such Basket Component is reclassified or changed (other than in a stock split or reverse stock split),

●

the applicable Basket Component Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Basket Component are exchanged for or converted into other property,

●	a statutory share exchange involving outstanding shares of such Basket Component and the securities of another entity occurs, other than as part of an event described above,

●	the applicable Basket Component Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

●

the applicable Basket Component Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

●

the applicable Basket Component Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Basket Component.

Adjustments for Reorganization Events

If a Reorganization Event occurs with respect to a Basket Component, then the Calculation Agent will adjust the Adjustment Factor for such Basket Component to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Basket Component would have been entitled to receive in relation to the Reorganization Event. This new property is referred to as the “Reorganization Property.”

Reorganization Property can be classified into two categories:

●

an equity security listed on a national securities exchange, which is referred to generally as a “Marketable Security” and, in connection with a particular Reorganization Event, “New Stock,” which may include any tracking stock, any stock received in a spin-off (“Spin-Off Stock”) or any Marketable Security received in exchange for the applicable Basket Component; and

●

cash and any other property, assets or securities other than Marketable Securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which is referred to as “Non-Stock Reorganization Property.”

For the purpose of making an adjustment required by a Reorganization Event, the Calculation Agent, in its sole discretion, will determine the value of each type of the Reorganization Property. For purposes of valuing any New Stock, the Calculation Agent will use the Closing Price of the security on the relevant Trading Day. The Calculation Agent will value Non-Stock Reorganization Property in any manner it determines, in its sole discretion, to be appropriate.  In connection with a Reorganization Event in which Reorganization Property includes New Stock, for the purpose of determining the Adjustment Factor for any New Stock as described below, the term “New Stock Reorganization Ratio” means the product of (i) the number of shares of the New Stock received with respect to one share of such Basket Component and (ii) the Adjustment Factor for the applicable Basket Component on the Trading Day immediately prior to the effective date of the Reorganization Event.

If a holder of shares of the applicable Basket Component may elect to receive different types or combinations of types of Reorganization Property in the Reorganization Event, the Reorganization Property will consist of the types and amounts of each type distributed to a holder of shares of such Basket Component that makes no election, as determined by the Calculation Agent in its sole discretion.

If any Reorganization Event occurs with respect to a Basket Component, then on and after the effective date for such Reorganization Event (or, if applicable, in the case of Spin-Off Stock, the Ex-Dividend Date for the distribution of such Spin-Off Stock) the term “Basket Component” herein will be deemed to mean the following with respect to such Basket Component, and for each share of such Basket Component, New Stock and/or Replacement Stock so deemed to constitute such Basket Component, the Adjustment Factor for such Basket Component will be equal to the applicable number indicated:

(a)	if such Basket Component continues to be outstanding:

(1)

that Basket Component (if applicable, as reclassified upon the issuance of any tracking stock) at the Adjustment Factor for such Basket Component in effect on the Trading Day immediately prior to the effective date of the Reorganization Event; and

(2)	if the Reorganization Property includes New Stock, a number of shares of New Stock equal to the New Stock Reorganization Ratio;

provided that, if any Non-Stock Reorganization Property is received in the Reorganization Event, the results of (a)(1) and (a)(2) above will each be multiplied by the “Gross-Up Multiplier,” which will be equal to a fraction, the numerator of which is the Closing Price of the original Basket Component on the Trading Day immediately prior to the effective date of the Reorganization Event and the denominator of which is the amount by which such Closing Price of the original Basket Component exceeds the value of the Non-Stock Reorganization Property received per share of such Basket Component as determined by the Calculation Agent as of the close of trading on such Trading Day; or

(b)	if such Basket Component is surrendered for Reorganization Property:

(1)

that includes New Stock, a number of shares of New Stock equal to the New Stock Reorganization Ratio; provided that, if any Non-Stock Reorganization Property is received in the Reorganization Event, such number will be multiplied by the Gross-Up Multiplier; or

(2)	that consists exclusively of Non-Stock Reorganization Property:

(i)

if the surviving entity has Marketable Securities outstanding following the Reorganization Event and either (A) such Marketable Securities were in existence prior to such Reorganization Event or (B) such Marketable Securities were exchanged for previously outstanding Marketable Securities of the surviving entity or its predecessor (“Predecessor Stock”)

in connection with such Reorganization Event (in either case of (A) or (B), the “Successor Stock”), a number of shares of the Successor Stock determined by the Calculation Agent on the Trading Day immediately prior to the effective date of such Reorganization Event equal to the Adjustment Factor for such Basket Component in effect on the Trading Day immediately prior to the effective date of such Reorganization Event multiplied by a fraction, the numerator of which is the value of the Non-Stock Reorganization Property per share of such Basket Component on such Trading Day and the denominator of which is the Closing Price of the Successor Stock on such Trading Day (or, in the case of Predecessor Stock, the Closing Price of the Predecessor Stock multiplied by the number of shares of the Successor Stock received with respect to one share of the Predecessor Stock); or

(ii)

if the surviving entity does not have Marketable Securities outstanding, or if there is no surviving entity (in each case, a “Replacement Stock Event”), a number of shares of Replacement Stock (selected as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the value of the Non-Stock Reorganization Property multiplied by the Adjustment Factor for such Basket Component in effect on the Trading Day immediately prior to the effective date of such Reorganization Event.

If a Reorganization Event occurs with respect to the shares of a Basket Component and the Calculation Agent adjusts the Adjustment Factor of such Basket Component to reflect the Reorganization Property in the event as described above, the Calculation Agent will make further antidilution adjustments for any later events that affect the Reorganization Property, or any component of the Reorganization Property, comprising the new Adjustment Factor of such Basket Component. The Calculation Agent will do so to the same extent that it would make adjustments if the shares of such Basket Component were outstanding and were affected by the same kinds of events. If a subsequent Reorganization Event affects only a particular component of the number of shares of such Basket Component, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Basket Component.

For purposes of adjustments for Reorganization Events, in the case of a consummated tender or exchange offer or going-private transaction involving Reorganization Property of a particular type, Reorganization Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Reorganization Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Reorganization Property in which an offeree may elect to receive cash or other property, Reorganization Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a Replacement Stock Event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary

Receipt Facility” below with respect to a Basket Component, the Stock Closing Price of the applicable Basket Component on the Calculation Day on or after the effective date of the Replacement Stock Event will be determined by reference to a Replacement Stock and an Adjustment Factor (subject to any further antidilution adjustments) for such Replacement Stock as determined in accordance with the following paragraphs.

The “Replacement Stock“ will be the stock having the closest “Option Period Volatility” to the applicable original Basket Component among the stocks that then comprise the Replacement Stock Selection Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Basket Component Issuer; provided, however, that a Replacement Stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of the Company, the hedging counterparties of the Company or any of their affiliates that would materially limit the ability of the Company, the hedging counterparties of the Company or any of their affiliates to hedge this Security with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by this Security (equal to the product of (a) (i) $100 divided by (ii) the Starting Price of the applicable Basket Component, (b) the Adjustment Factor that would be in effect immediately after selection of such stock as the Replacement Stock and (c) (i) the aggregate face amount outstanding divided by (ii) $1,000) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the Replacement Stock Event (an “Excess ADTV Stock”).

If a Replacement Stock is selected in connection with a Reorganization Event for an original Basket Component, the Adjustment Factor with respect to such Replacement Stock will be equal to the number of shares of such Replacement Stock with an aggregate value, based on the Closing Price on the effective date of such Reorganization Event, equal to the product of (a) the value of the Non-Stock Reorganization Property received per share of such original Basket Component and (b) the Adjustment Factor of such Basket Component in effect on the Trading Day immediately prior to the effective date of such Reorganization Event.  If a Replacement Stock is selected in connection with an ADS Termination Event (as defined below), the Adjustment Factor with respect to such Replacement Stock will be equal to the number of shares of such Replacement Stock with an aggregate value, based on the Closing Price on the Change Date (as defined below), equal to the product of (x) the Closing Price of the original Basket Component on the Change Date and (y) the Adjustment Factor in effect on the Trading Day immediately prior to the Change Date.

The “Option Period Volatility” means, in respect of any Trading Day, the volatility (calculated by referring to the Closing Price of the applicable Basket Component on its primary exchange) for a period equal to the 125 Trading Days immediately preceding the announcement date of the Reorganization Event, as determined by the Calculation Agent.

 “GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Basket Component Issuer; provided, however, if (i) there is no other stock in the Replacement Stock Selection Index in the same GICS sub-industry or (ii) a Replacement Stock (a) for which there is no trading restriction and (b) that is not an Excess ADTV Stock cannot be identified from the Replacement Stock Selection Index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Basket Component Issuer.  If no GICS Code has been assigned to such original Basket Component Issuer, the applicable GICS Code will be determined by the Calculation Agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Basket Component Issuer at the time of the relevant Replacement Stock Event.

The “Replacement Stock Selection Index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility.

If a Basket Component is an American Depositary Share and such Basket Component is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Basket Component Issuer and the depositary is terminated for any reason (each, an “ADS Termination Event”), then, on the last Trading Day on which the applicable Basket Component is listed or admitted to trading or the last Trading Day immediately prior to the date of such termination, as applicable (the “Change Date”), a Replacement Stock Event shall be deemed to occur.

Calculation Agent

            The Calculation Agent will determine the Maturity Payment Amount.  In addition, the Calculation Agent will (i) determine the Closing Prices of the Basket Components under the circumstances described in this Security, (ii) determine if adjustments are required to the Closing Price or Adjustment Factor of a Basket Component under the circumstances described in this Security, (iii) select a Replacement Stock under the circumstances described in this Security and (iv) determine whether a Market Disruption Event has occurred.

            The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

            All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Tax Considerations

            The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a prepaid derivative contract that is an “open transaction.”

Redemption and Repayment

            This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to March 31, 2021.  This Security is not entitled to any sinking fund.

Acceleration

            If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.  The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as provided herein as though the date of acceleration were the Calculation Day.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

                        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO FINANCE LLC

By:

Its:

Attest:

Its:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO FINANCE LLC

MEDIUM-TERM NOTE, SERIES A

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Principal at Risk Securities Linked to a Basket of Three Financial Sector Stocks

due March 31, 2021

            This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of April 25, 2018, as amended or supplemented from time to time (herein called the “Indenture”), among the Company, as issuer, Wells Fargo & Company, as guarantor (the “Guarantor”) and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series of the Securities designated as Medium-Term Notes, Series A, of the Company.  The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate.  The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Guarantee

            The Securities of this series are fully and unconditionally guaranteed by the Guarantor as and to the extent set forth in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the

Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with those provisions of the Indenture.  Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series.  Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company or the Guarantor with certain conditions set forth therein, shall not apply to this Security.  The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing.  If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.  Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Maturity Payment Amount or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation or of the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

the within Security of WELLS FARGO FINANCE LLC and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.